Exhibit 10.1

WAIVER AND FIRST AMENDMENT OF LOAN AGREEMENT

This WAIVER AND FIRST AMENDMENT OF LOAN AGREEMENT (this “Waiver and Amendment”) is dated as of May 19, 2015 between:

(1)	VAALCO GABON (ETAME), INC., a corporation organized and existing under the laws of the State of Delaware, the United States of America and operating in Gabon through its branch (the “Borrower”); and
(2)	INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Republic of Gabon (“IFC”).

RECITALS

WHEREAS, the Borrower and IFC entered into that certain Loan Agreement, dated as of January 30, 2014 (the “Loan Agreement”);

WHEREAS, pursuant to Section 5.01 of the Loan Agreement, the Borrower was required to complete the Conversion (the “Conversion Requirement”) as a condition to IFC making the First Loan;

WHEREAS, pursuant to that certain Request Letter for Waivers Related to the First Loan, dated as of August 25, 2014, signed by the Borrower, Sponsor and VAALCO International and acknowledged and agreed to by IFC, IFC waived the Conversion Requirement until February 28, 2015;

WHEREAS, the Conversion still has not been completed as of the date hereof but the Borrower has continued to make progress toward the Conversion;

WHEREAS, the Borrower has requested, and IFC has agreed, to waive the Conversion Requirement pursuant to Section 5.04 of the Loan Agreement and according to the terms and conditions provided for herein;

WHEREAS, the affirmative covenant set forth in Section 6.01(n) of the Loan Agreement stipulates in part that the Borrower shall maintain at all times the Debt to Equity Ratio at or below 60:40 (the “Debt to Equity Covenant”);

WHEREAS, the Borrower has requested and IFC has agreed to waive compliance with the Debt to Equity Covenant according to the terms and conditions provided for herein;

WHEREAS, the Borrower and IFC have agreed to certain other amendments as provided for herein in accordance with Section 8.08 of the Loan Agreement;

WHEREAS, capitalized terms used herein and not defined shall have the meanings given to such terms in the Loan Agreement;

NOW, THEREFORE, in consideration of the premises and of the agreement contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Waivers

Section 1.01.Waiver of the Conversion Requirement. Pursuant to Section 5.04 of the Loan Agreement, IFC hereby waives the Conversion Requirement as of February 28, 2015 through and including September 30, 2016.

Section 1.02.Waiver of the Debt to Equity Covenant. IFC hereby waives compliance by the Borrower with the Debt to Equity Covenant as of March 31, 2015 through and including the date hereof.

Article II

Amendments

Section 2.01.Amendments to Loan Agreement. Effective as of the date hereof, each of the Borrower and IFC agrees that the Loan Agreement shall be amended as follows:

(a)Section 6.01(n) is hereby amended by deleting the words: “and the Debt to Equity Ratio at or below 60:40 (calculated, for the avoidance of doubt, as a ratio and not a fraction)”.

(b)Section 6.03(b) is hereby amended by replacing the words “ninety (90)” with “one hundred and twenty (120)”.

Article III

Representations and Warranties

Section 2.01.Borrower Representations and Warranties. To induce IFC to enter into this Waiver and Amendment, the Borrower hereby represents and warrants to IFC that after giving effect to this Waiver and Amendment:

(a)the representations and warranties set forth in Section 4.01 of the Loan Agreement are true and correct on and as of the date hereof, as though made on and as of the date hereof and

(b)no Event of Default has occurred and is continuing or will occur immediately following the execution hereof.

Article IV

Miscellaneous

Section 3.01.Limitation of Waiver and Effect on Transaction Documents.

(a)This Waiver and Amendment shall not be deemed to (i) be a consent or agreement to, or waiver or modification of, any other term or condition of the Loan Agreement, any other Transaction Document or any of the documents referred to therein, (ii) except as expressly set forth herein, impair or prejudice any right or rights which IFC may now have or may have in the future under or in connection with the Loan Agreement, any other Transaction Document or any of the documents referred to therein, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of IFC under the Loan Agreement, the other Transaction Documents, or any other contract or instrument.  Entering into this Waiver and Amendment does not constitute and will not be construed to be an assurance or promise that waivers or amendments will be granted in the future.

(b)Except as expressly set forth herein, the Loan Agreement and all other Transaction Documents are and shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(c)The Loan Agreement and this Waiver and Amendment shall be read, taken and construed as one and the same instrument.

Section 3.02.Counterparts. This Waiver and Amendment may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 3.04.Transaction Document. This Waiver and Amendment shall constitute a Transaction Document.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be signed in their respective names as of the date first above written.

INTERNATIONAL FINANCE CORPORATION	VAALCO GABON (ETAME), INC.

/s/ Lance Crist	/s/ W. Russell Scheirman
Name: Lance Crist	Name: W. Russell Scheirman
Title: President